As filed with the Securities and Exchange Commission on March  2, 2005

                                                         File No. 333-89965


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                      POST EFFECTIVE AMENDMENT NO.1 TO

                                 FORM S-8

                          REGISTRATION STATEMENT

                                   Under

                        THE SECURITIES ACT OF 1933


                         THE L.S. STARRETT COMPANY
           (Exact name of registrant as specified in its charter)

          Massachusetts                                     04-1866480
   (State or Other Jurisdiction                          (I.R.S. Employer
 Of Incorporation or Organization)                      Identification No.)



                             121 Crescent Street
                          Athol, Massachusetts 01331
        (Address of Principal Executive Offices, including Zip Code)



                     1997 EMPLOYEES' STOCK PURCHASE PLAN


                          (Full title of the Plan)




  Roger U. Wellington, Jr.                     Steven A. Wilcox Esq.
  The L.S. Starrett Company                    Ropes & Gray LLP
  121 Crescent Street                          One International Place
  Athol, Massachusetts  01331                  Boston, Massachusetts  02110
  (978) 249-3551                               (617) 951-7000



(Name, Address and Telephone Number, including Area Code, of Agent for Service)



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Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the registrant hereby de-registers any and all shares of Common Stock originally registered hereunder which have not been issued. The L.S. Starrett Company 1997 Employees' Stock Purchase Plan, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.


                                SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athol, The Commonwealth of Massachusetts, on this 2nd day of March, 2005.


                                           THE L.S. STARRETT COMPANY


                                           By:  /s/Douglas A. Starrett
                                           Name:  Douglas A. Starrett
                                           Title: President, Chief Executive
                                                  Officer, and Director


Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.

Signature                    Capacity                             Date

/s/Douglas A. Starrett	     Chief Executive Officer, President   March 2, 2005
Douglas A. Starrett          (Principal Executive Officer)
                             and Director

/s/Roger U. Wellington, Jr.  Vice President, Treasurer and Chief  March 2, 2005
Roger U. Wellington, Jr.     Financial Officer (Principal
                             Financial Officer)

/s/Steven G. Thomson         Chief Accounting Officer(Principal   March 2, 2005
Steven G. Thomson            Accounting Officer)

/s/Ralph G. Lawrence         Director                             March 2, 2005
Ralph G. Lawrence

/s/Terry A. Piper            Director                             March 2, 2005
Terry A. Piper

/s/Richard B. Kennedy	     Director                             March 2, 2005
Richard B. Kennedy

/s/Antony McLaughlin         Director                             March 2, 2005
Antony McLaughlin

/s/Robert L. Montgomery, Jr. Director                             March 2, 2005
Robert L. Montgomery, Jr.



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